Exhibit A


                                                              March 15, 2001

                                Airplanes Group
          Notice to Subclass A-6 and A-8, Class B, C and D Noteholders

     We hereby notify you that on March 15, 2001, each of Airplanes Limited and Airplanes U.S. Trust (together, "Airplanes Group") modified their respective Trust Indentures dated as of March 28, 1996 and amended by Indenture Supplement No.1 dated March 16, 1998, each among Airplanes Limited, Airplanes U.S. Trust and Bankers Trust Company, not in its individual capacity but solely as trustee. These modifications were to accommodate the new Subclass A-9 Notes issued under each Trust Indenture in connection with the refinancing of the old Subclass A-4 and A-7 Notes issued pursuant to each Trust Indenture. Bankers Trust Company as trustee under each of the Trust Indentures agreed to these changes of a formal, minor and technical nature pursuant to Section 9.02 of each Trust Indenture and such modification is binding upon all holders of the existing Subclass A-6 and A-8, Class B, C and D Noteholders.

     For additional information please contact Patrick Blaney, Pat Dalton or Paul Farrell at: +353-61-360 000.